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                                                                   Exhibit 10.30

                                STANDARD FORM
                              COMMERCIAL LEASE


     In consideration of the covenants herein contained Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease Wholesale Telecom & Electric Corporation (a MA corp.), One Corporate Place, 99 South Bedford St., #202, Burlington, MA 01803 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 1,915 square feet (including 12% common area) at 52-D Cummings Park, Woburn, MA 01801. TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on March 1, 1998 and ending at noon on February 28, 2003 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

     1. RENT. LESSEE shall pay to LESSOR base rent at the rate of twenty eight thousand six hundred twenty nine (28,629.00) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $2,385.75 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a month payment for any portion of a month at the commencement or end said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 1998, which figure shall be compared with the figure for November 1998, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" charges, any adjustment shall then be made on the basis of a comparable Index then in general use.

     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of four thousand seven hundred (4,700.00) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply security deposit to payment of the last months rent. In the event of any default or breach of this lease by LESSEE, LESSOR may immediately apply security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due LESSOR, with the balance applied to outstanding rent. If ??? or any portion of line security deposit is applied to cure a default or breach during the term of lease, LESSEE shall be responsible for restoring said deposit forthwith, and failure to do so shall be considered a substantial default under the lead LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default. Until such time LESSEE pays the security deposit and first month's rent, LESSOR may declare the lease null and void for failure of consideration.

     3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of EXECUTIVE AND ADMINISTRATIVE OFFICE.

     4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE compared with the total leasable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part (hereinafter called the building), whether such increase is caused by an increase in tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1997.

     5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool office areas between May 1 and November 1 LESSOR shall pay all charges for utilities used on the leased premises, including electricity used during normal business hours for office lighting, building standard air conditioning equipment, and small office machines such as personal computers, typewriters, calculators and postage meters (only), gas, oil, water, sewer. No plumbing, construction or electrical work of any type shall be ??? without LESSOR's prior written approval and LESSEE obtaining the appropriate municipal permit.

     6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary LESSEE's occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be full compliance with any applicable stature, regulation, ordinance or bylaw.

     7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

     8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's Insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra Insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours.

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     9.   MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other aspects of the leases' premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and lear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. Lessee shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity or any installation or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be LESSEE's sole responsibility, at LESSEE's expense and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

     10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR or LESSOR's agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to Lessor. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time change the arrangement of parking areas, stairs, walkways or other common areas of the building.

     11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual 10 occupy the whole or any part of the lease premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

     12. SUBORDINATION. This lease shall be subject end subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

     13. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time enter to view the leases' premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building, to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

     14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

     15. ACCESS AND PARKING. LESSEE shall have the right right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (hereinafter collectively called the common areas) shall in all cases be considered & part of the leased premises when they are used by LESSEE or LESSEE's employees, agents callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March
31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. Lessor shall not be responsible for providing any security services for the leased premises.

     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property to whomsoever belonging arising of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

     17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy Insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR. LESSEE will file with Lessor prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

     18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect promptly upon commencement of this lease, signage for the leases premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved erected or displayed in conformance with this lease.

     19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease, and LESSEE agrees to indemnity LESSOR against any brokerage claims arising by virtue of this lease. Lessor warrants and represents to LESSEE the LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.


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insolvency proceeding shall be made or instituted with respect to LESSEE or
LESSEE's property, (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder other than substantial monetary payments as provided below, and such default shall not be corrected within ten (10) days after written notice thereof; or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease.
If LESSEE shall default in the payment of the security deposit, rent, taxes, substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately sue and payable as liquidated damages. LESSOR, without being under any obligation to do so end without thereby waiving any default, may remedy same for the account and at the expense of Lessee. If Lessor pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time LESSEE shall pay LESSOR interest at the rate of eighteen
(18) percent per annum on any payment from LESSEE to LESSOR which is past due.

     21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when let at the leased premises addressed to LESSEE, or served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to Lessor by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at Lessor's last designated address. Not oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

     22. OCCUPANCY. In the event that LESSEE taken possession of said leased premises prior to the start of the lease term, LESSEE will perform any observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. Lessee shall not remove Lessee's goods or property from the leased premises other than in the ordinary and usual course or business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written police to LESSEE and on terms comparable to those herein. In the event that Lessee continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of Lessor then Lessee shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under the lease. It being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. Lessee's control or occupancy of all or any paid part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from Lessee during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

     23. FIRE PREVENTION. LESSEE agrees agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

     24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. Lessee shall maintain a building standard size dumpster in a location approved by Lessor, which dumpster shall be provided and serviced at Lessee's expense by whichever disposal firm may form time to time be designated by LESSOR. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay its proportional share of any costs associated therewith.

     25. ENVIRONMENT. Lessee will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc, which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal or same by Lessee.

     26. RESPONSIBILITY. Neither LESSOR nor owner shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage escape of water from any source, or for the cessation of any service rendered customerally to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

     27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, particular window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoist trolleys or converyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted weided, nailed, screwed, glade or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencing of this lease or any prior lease between the parties for the leased premises, or as they were mortified during said term with LESSOR's written consent reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove by of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole right of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destore such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

    28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereof. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use.
(i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation or option for the leased premises, or an offer to lease it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, LESSOR, OWNER and LESSEE shall not be liable for any specific incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No endorsement by LESSEE on any check shall bind LESSOR in any way. (o) LESSOR and LESSEE hereby waive any and all rights to a JURY trial in any proceeding in any way arising out of this lease.

    29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired property of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in the payment or performance of any of LESSEE's obligations hereunder is a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

    30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

    31. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than six (6) months prior to the expiration of the then current lease period. Time is of the essence.

    32. ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)

                             - See Attached Rider -


    IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this ___________ day of
______________________________________.


LESSOR: CUMMINGS PROPERTIES            LESSEE: WHOLESALE TELECOM &
        MANAGEMENT, INC.                       ELECTRIC CORPORATION

By:                                    By: /s/ Akhil Garland, President
   ----------------------------            ----------------------------
                     President

                                                                   298126-AWT
                                  STANDARD FORM
                                  RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A. *LESSOR, at LESSOR's cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.

B. *LESSOR agrees to erect signage designating three parking spaces in front of the leased premises for short term visitor parking. LESSOR shall have no responsibility for enforcing said parking restriction.

C. *LESSOR, at no further cost to LESSEE, shall provide cubicles for LESSEE's use at the leased premises during the term of this lease. LESSEE acknowledges that said furniture is now in good condition and repair, and LESSEE agrees to return said furniture to LESSOR in the same condition, reasonable wear and tear (only) excepted, upon vacating the leased premises.

D. *LESSEE may install and maintain at LESSEE's sole expense an exterior sign on the north face of the building in a location to be designated by LESSOR and in compliance with any and all ordinances, bylaws, and state and local building codes. In addition, prior to commencement of installation, LESSEE shall obtain all necessary permits and LESSOR's written consent as to size, graphics, construction, etc.


LESSOR: CUMMINGS PROPERTIES            LESSEE: WHOLESALE TELECOM &
        MANAGEMENT, INC.                       ELECTRIC CORPORATION

By:                                    By: /s/ Akhil Garland, President
   ----------------------------            ----------------------------
                     President

Date:
     --------------------------

                                                                          5/93

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